UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015 (May 27, 2015)

CHART ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35762	45-28532218
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o The Chart Group, L.P. 555 5th Avenue 19th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-350-8205

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 27, 2015, Chart Acquisition Corp. (the “Company”) issued non-interest bearing promissory notes in the aggregate amount of $191,666 (the “Notes”) as follows: $175,000 to Cowen Investments LLC, an affiliate of Cowen and Company, LLC, one of the lead underwriters of the Company’s initial public offering; and $16,666 to Joseph R. Wright, the Company’s Chairman and Chief Executive Officer. Payment on the notes are due on the earlier of: (i) July 31, 2015 and (ii) the date on which the Company consummates its Business Combination (as defined in the Company’s amended and restated certificate of incorporation). The Company issued the Notes in consideration for loans to fund the Company's working capital requirements. The Notes do not have a claim against the Trust Account (as defined in the Company’s amended and restated certificate of incorporation) and will not reduce the per-share redemption price for shares of common stock issued in the Company’s initial public offering.

A form of the Note is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Notes is qualified in its entirety by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Promissory Note, dated May 27, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015

CHART ACQUISITION CORP.

/s/ Michael LaBarbera
Name: Michael LaBarbera
Title: Chief Financial Officer

3